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                                                                      EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS








We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-18867) of Citizens Bancshares, Inc. of our report dated January 16, 1998 on the consolidated balance sheets of the Company as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1997.


                                              /s/ CROWE, CHIZEK and COMPANY LLP
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                                              CROWE, CHIZEK and COMPANY LLP


Columbus, Ohio
February 23, 1998